Exhibit 32.1

CERTIFICATION OF DISCLOSURE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Green, Inc. (the "Company") on Form 10-K Amendment No. 2 for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Dr.  Mehran P. Ghazvini, DC, Principal Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 6, 2014

/s/ Dr. Mehran P. Ghazvini

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Dr. Mehran P. Ghazvini, DC, (Principal Executive Officer,

Chief Financial Officer and Principal Accounting Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.